                                                                   EXHIBIT 10.32

                                                   CONFORMED COPY

================================================================================



                               CREDIT AGREEMENT


                          dated as of April 15, 1998


                         as Amended and Restated as of


                               October 19, 1998


                                     among


                         ADVANCE HOLDING CORPORATION,


              ADVANCE STORES COMPANY, INCORPORATED, as Borrower,

                           The Lenders Party Hereto,

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                          ___________________________

                            CHASE SECURITIES INC.,
                         as Book Manager and Arranger,

                          DLJ CAPITAL FUNDING, INC.,
                             as Syndication Agent,

                                      and

                          FIRST UNION NATIONAL BANK,
                            as Documentation Agent

================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I
                                  Definitions
                                  -----------
SECTION 1.01.  Defined Terms..............................................   1
SECTION 1.02.  Classification of Loans and Borrowings.....................  36
SECTION 1.03.  Terms Generally............................................  36
SECTION 1.04.  Accounting Terms; GAAP;
                Fiscal Month..............................................  37

                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Commitments................................................  37
SECTION 2.02.  Loans and Borrowings.......................................  38
SECTION 2.03.  Requests for Borrowings....................................  39
SECTION 2.04.  Swingline Loans............................................  40
SECTION 2.05.  Letters of Credit..........................................  42
SECTION 2.06.  Funding of Borrowings......................................  48
SECTION 2.07.  Interest Elections.........................................  49
SECTION 2.08.  Termination and Reduction of Commitments...................  51
SECTION 2.09.  Repayment of Loans; Evidence of Debt.......................  52
SECTION 2.10.  Amortization of Term Loans.................................  53
SECTION 2.11.  Prepayment of Loans........................................  56
SECTION 2.12.  Fees.......................................................  58
SECTION 2.13.  Interest...................................................  59
SECTION 2.14.  Alternate Rate of Interest.................................  60
SECTION 2.15.  Increased Costs............................................  61
SECTION 2.16.  Break Funding Payments.....................................  62
SECTION 2.17.  Taxes......................................................  63
SECTION 2.18.  Payments Generally; Pro Rata Treatment;
                Sharing of Set-offs.......................................  65
SECTION 2.19.  Mitigation Obligations; Replacement of
                Lenders...................................................  67


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization; Powers.......................................  68
SECTION 3.02.  Authorization; Enforceability..............................  69

SECTION 3.03.  Governmental Approvals; No Conflicts.......................  69
SECTION 3.04.  Financial Condition; No Material
                Adverse Change............................................  69
SECTION 3.05.  Properties.................................................  70
SECTION 3.06.  Litigation and Environmental Matters.......................  71
SECTION 3.07.  Compliance with Laws and Agreements........................  72
SECTION 3.08.  Investment and Holding Company
                Status....................................................  72
SECTION 3.09.  Taxes......................................................  72
SECTION 3.10.  ERISA......................................................  72
SECTION 3.11.  Disclosure.................................................  73
SECTION 3.12.  Subsidiaries...............................................  73
SECTION 3.13.  Insurance..................................................  73
SECTION 3.14.  Labor Matters..............................................  73
SECTION 3.15.  Solvency...................................................  74
SECTION 3.16.  Senior Indebtedness........................................  74
SECTION 3.17.  Security Documents.........................................  74
SECTION 3.18.  Year 2000 Compliance.......................................  76


                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01.  Conditions Precedent to Effectiveness
                of Amendment and Making of Deferred
                Term Loans................................................  76
SECTION 4.02.  Each Credit Event..........................................  82


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and
                Other Information.........................................  83
SECTION 5.02.  Notices of Material Events.................................  85
SECTION 5.03.  Information Regarding Collateral...........................  86
SECTION 5.04.  Existence; Conduct of Business.............................  87
SECTION 5.05.  Payment of Obligations.....................................  87
SECTION 5.06.  Maintenance of Properties..................................  87
SECTION 5.07.  Insurance..................................................  87
SECTION 5.08.  Casualty and Condemnation..................................  88
SECTION 5.09.  Books and Records; Inspection and
                Audit Rights..............................................  89
SECTION 5.10.  Compliance with Laws.......................................  90
SECTION 5.11.  Use of Proceeds and Letters
                of Credit.................................................  90
SECTION 5.12.  Additional Subsidiaries....................................  91
SECTION 5.13.  Further Assurances.........................................  91

SECTION 5.14.  Collection Deposit Accounts...............................   92


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.  Indebtedness; Certain Equity
                Securities...............................................   92
SECTION 6.02.  Liens.....................................................   94
SECTION 6.03.  Fundamental Changes.......................................   96
SECTION 6.04.  Investments, Loans, Advances,
                Guarantees and Acquisitions..............................   97
SECTION 6.05.  Asset Sales...............................................   99
SECTION 6.06.  Hedging Agreements........................................  100
SECTION 6.07.  Restricted Payments; Certain Payments
                of Indebtedness..........................................  100
SECTION 6.08.  Transactions with Affiliates..............................  103
SECTION 6.09.  Restrictive Agreements....................................  104
SECTION 6.10.  Amendment of Material Documents...........................  105
SECTION 6.11.  Sale and Lease-Back Transactions..........................  105
SECTION 6.12.  Capital Expenditures......................................  105
SECTION 6.13.  Leverage Ratio............................................  106
SECTION 6.14.  Consolidated Interest Expense
                Coverage Ratio...........................................  107
SECTION 6.15.  Minimum Retained Cash Earnings............................  107
SECTION 6.16.  Purchase and Sale of Vehicles;
                Vehicle Subsidiary.......................................  107


                                  ARTICLE VII


                               Events of Default
                               -----------------

                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.  Notices...................................................  114
SECTION 9.02.  Waivers; Amendments.......................................  115
SECTION 9.03.  Expenses; Indemnity; Damage Waiver........................  117
SECTION 9.04.  Successors and Assigns....................................  119
SECTION 9.05.  Survival..................................................  122

SECTION 9.06.  Counterparts; Integration;
                Effectiveness............................................  123
SECTION 9.07.  Severability..............................................  123
SECTION 9.08.  Right of Setoff...........................................  123
SECTION 9.09.  Governing Law; Jurisdiction; Consent to
                Service of Process.......................................  124
SECTION 9.10.  WAIVER OF JURY TRIAL......................................  125
SECTION 9.11.  Headings..................................................  125
SECTION 9.12.  Confidentiality...........................................  125
SECTION 9.13.  Interest Rate Limitation..................................  126
SECTION 9.14.  Effect of Amendment and Restatement.......................  127



SCHEDULES:
---------

Schedule 1.01(a)   --  Adjustments to Adjusted Consolidated Net Income
Schedule 1.01(b)   --  Mortgaged Property
Schedule 2.01      --  Commitments
Schedule 3.06      --  Disclosed Matters
Schedule 3.12      --  Subsidiaries
Schedule 3.13      --  Insurance
Schedule 3.17      --  Mortgage Filing Offices
Schedule 6.01      --  Existing Indebtedness
Schedule 6.02      --  Existing Liens
Schedule 6.04      --  Investment
Schedule 6.08      --  Existing Affiliated Leases
Schedule 6.09      --  Existing Restrictions


EXHIBITS:
--------

Exhibit A --   Form of Assignment and Acceptance
Exhibit B --   Forms of Opinions of Borrower's Counsel
Exhibit C --   Form of Borrowing Base Certificate
Exhibit D --   Form of Indemnity, Subrogation and
                Contribution Agreement
Exhibit E --   Form of Guarantee Agreement
Exhibit F --   Form of Pledge Agreement
Exhibit G --   Form of Security Agreement

                    CREDIT AGREEMENT dated as of April 15, 1998, as amended and restated as of October 19, 1998, among ADVANCE HOLDING CORPORATION, ADVANCE STORES COMPANY, INCORPORATED, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

          The Borrower (such term and the other capitalized terms used herein having the meanings hereinafter provided), Holdings, the Administrative Agent and certain of the Lenders have entered into the Credit Agreement dated as of April 15, 1998 (as in effect immediately prior to the date hereof, the "Original Credit Agreement"). The parties hereto desire to amend and restate the Original Credit Agreement in the form hereof in order to provide for the making of Deferred Term Loans and to make certain other changes as set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" means the merger of Western Auto Supply Company with and
           -----------
into AcquisitionCo in accordance with the Acquisition Merger Agreement, with (a) AcquisitionCo as the surviving company and continuing to be a wholly-owned subsidiary of the Borrower and (b) the Seller receiving the Acquisition Consideration in exchange for all the outstanding shares of capital stock of Western Auto Supply Company.

          "AcquisitionCo" means Advance Acquisition Corporation, a Delaware
           -------------
corporation and a wholly owned subsidiary of the Borrower.

          "Acquisition Consideration" means the consideration payable to the
           -------------------------
Seller pursuant to the Acquisition Merger Agreement, consisting of (a) cash in an aggregate amount of up to $175,000,000 plus (b) Credit Card

Loss Sharing payments not in excess of $10,000,000 plus (c) additional consideration in the form of common stock of Holdings.

          "Acquisition Documents" means the Acquisition Merger Agreement and all
           ---------------------
other agreements and documents relating to the Acquisition.

          "Acquisition Equity Financing" means the contribution on or prior to
           ----------------------------
the Amendment Effective Date by the FS&C Investors, Ripplewood and its Affiliates and Nicholas Taubman and his Affiliates to Holdings of an aggregate amount, in cash, of no less than $70,000,000, in exchange for common stock of Holdings.

          "Acquisition Expenses" means transition and integration expenses
           --------------------
(other than Western Auto Pre-Acquisition Adjustments) of the Borrower and its Subsidiaries relating to the Acquisition and bonuses paid for management and other employees of the Borrower and its Subsidiaries (including the Subsidiaries acquired in the Acquisition) in connection with the Acquisition.

          "Acquisition Merger Agreement" means the Agreement and Plan of Merger
           ----------------------------
dated as of August 16, 1998 among Sears, Roebuck and Co., Western Auto Holding Co., Holdings, the Borrower, Western Auto Supply Company, AcquisitionCo and certain stockholders of Holdings.

          "Adjusted Consolidated Net Income" means, for any period, net income
           --------------------------------
or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be
                                            --------
excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except income shall be included to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries, (c) gains and losses from the sale or other disposition of material assets outside the ordinary course of business and (d) Excluded Charges for such period; provided further that, to the extent that the
                                  ----------------
Borrower or any Subsidiary makes any Restricted Payment to Holdings in order to permit Holdings to pay taxes or other expenses (excluding interest on the Holdings Senior Discount

Debentures), then such taxes or other expenses shall be deducted in determining Adjusted Consolidated Net Income to the extent not otherwise deducted from the calculation of Adjusted Consolidated Net Income as though such taxes or other expenses had been incurred by the Borrower directly; provided further that,
                                                     ----------------
except for the purposes of calculating the Applicable Rate, Consolidated Net Income shall be determined (i) on a pro forma basis to give effect to the Acquisition, any Permitted Acquisitions and any divestitures by the Borrower or any Subsidiary of all or substantially all the assets of, or all the shares of capital stock of or other equity interests in, a Person or division or line of business of a Person occurring during such period as if such transactions had occurred on the first day of such period and (ii) to exclude (A) Western Auto Pre-Acquisition Adjustments, (B) Acquisition Expenses incurred on or prior to December 30, 2000 in an aggregate amount not to exceed (1) $27,500,000 for all such Acquisition Expenses incurred in the period from and including the Amendment Effective Date to and including January 1, 2000 and (2) $9,100,000 for all such Acquisition Expenses incurred in the fiscal year ending December 30, 2000, (C) reserves for Store closings relating to the Acquisition taken in the period from the Amendment Effective Date to and including January 1, 2000 in an aggregate amount not to exceed $15,000,000 and (D) to the extent not included in Excluded Charges, private company expenses incurred in the first quarter of 1998 in an aggregate amount not to exceed $900,000.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in
effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Amendment Effective Date" means the date on which the conditions
           ------------------------
specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Applicable Percentage" means, with respect to any Revolving Lender,
           ---------------------
the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day (a) with respect to any Tranche B
           ---------------
Term Loan, the applicable Tranche B Rate, (b) with respect to any Deferred Term Loan, the applicable Deferred Term Rate and (c) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Delayed Draw Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery of the
                                    --------
financial statements pursuant to Section 5.01 for the first four full fiscal quarters commencing with the fiscal quarter ended April 25,

1998, the "Applicable Rate" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 3:

               =========================================================
                                              ABR          Eurodollar
                                              ---          ----------
                  Leverage Ratio:            Spread          Spread
                  ---------------            ------          ------
               ------------------------  --------------  ---------------
                      Category 1
                      ----------             0.75%            1.75%
               Leverage Ratio is less
                than or equal to 4.00 to
                1.00
               ------------------------  --------------  ---------------
                      Category 2
                      ----------             1.00%            2.00%
               Leverage Ratio is greater
                than 4.00 to 1.00 and
                less than or equal to
                4.50 to 1.00
               ------------------------  --------------  ---------------
                       Category 3
                       ----------            1.25%            2.25%
               Leverage Ratio is greater
                than 4.50 to 1.00
               =========================================================

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided
                                                                       --------
that the Leverage Ratio shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

   "Approved Fund" means, with respect to any Lender that is a fund that invests
    -------------
in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

   "Assessment Rate" means, for any day, the annual assessment rate in effect on
    ---------------
such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as
                                                            --------
a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
      ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means Advance Stores Company, Incorporated, a Virginia
      --------
corporation.

     "Borrowing" means (a) Loans of the same Class and Type, made, converted or
      ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Base" means, as of any date of determination, an amount
      --------------
calculated by reference to the most recently delivered Borrowing Base Certificate equal to the sum, without duplication, of (a) 60% of the value (determined as provided below) of Eligible Inventory included in the Distribution Centers' Inventory and in the PDQs' Inventory, plus (b) 50% of the value (determined as provided below) of Eligible Inventory included in the Stores' Inventory, plus (c) 25% of the value (determined as provided below) of Eligible Inventory included in the Master PDQ's Inventory. For purposes of determining the Borrowing Base, Eligible Inventory shall be valued at the lower of cost or market or, if the Borrower has previously notified the Administrative Agent on its Borrowing Base Certificate, a new basis of valuation satisfactory to the Administrative Agent. The Borrowing Base shall be computed as of the end of each fiscal month; provided that Borrowing Base at any time in effect shall be determined by reference to the Borrowing

Base Certificate most recently delivered hereunder. Standards of eligibility of the Borrowing Base may be adjusted and revised from time to time by the Administrative Agent in its sole discretion and consistent with its standard practice, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit C
      --------------------------
or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

     "Borrowing Request" means a request by the Borrower for a Borrowing in
      -----------------
accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "Cash Concentration Account" means the "Cash Concentration Account", as
      --------------------------
defined in the Security Agreement.

     "Capital Expenditures" means, for any period, (a) the additions to
      --------------------
property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) without duplication, Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means at any time, (a) the acquisition of ownership,
      -----------------
directly or indirectly, beneficially or of record, by any Person other than Holdings of any shares of capital stock of the Borrower; (b) prior to an IPO, (i) the failure by FS&C and its Affiliates to collectively own, directly or indirectly, beneficially and of record, shares representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings or (ii) any Person or group (within the meaning of Rule 13d-5 under the United States Securities and Exchange Act of 1934 as in effect on the date hereof), other than FS&C Investors and their Affiliates, Ripplewood and its Affiliates, Nicholas Taubman and his Affiliates or Sears, beneficially owning, directly or indirectly, shares of capital stock of Holdings representing more than the percentage of the aggregate ordinary voting power represented by the shares beneficially owned, directly or indirectly, by FS&C and its Affiliates and Sears at such time; (c) after an IPO, (i) (A) the failure by FS&C Investors and their Affiliates and Ripplewood and its Affiliates to collectively own, directly or indirectly, beneficially and of record, shares representing at least 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings and (B) a Person or group (within the meaning of Rule 13d-5 under the United States Securities and Exchange Act of 1934 in effect on the date hereof), other than FS&C Investors and their Affiliates, Ripplewood and its Affiliates, Nicholas Taubman and his Affiliates or Sears, beneficially owning, directly or indirectly, shares representing more than the percentage of the aggregate ordinary voting power represented by the shares of capital stock of Holdings beneficially owned, directly or indirectly by FS&C Investors and their Affiliates and Ripplewood and its Affiliates or (ii) any Person or group (within the meaning of Rule 13d-5 under the United States Securities and Exchange Act of 1934 as in effect on the date hereof), other than FS&C Investors and their Affiliates, Ripplewood and its Affiliates, Nicholas Taubman and his Affiliates or Sears, beneficially owning, directly or indirectly, shares of capital stock of Holdings representing more than the percentage of the aggregate ordinary voting power represented by the shares beneficially owned, directly or indirectly, by FS&C and its Affiliates and Sears at such time, (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not Continuing Directors; or (e) while any of the Subordinated Debt or Holdings Senior Discount Debentures is outstanding, a "Change of Control" (as defined in the Subordinated Debt Documents or the Holdings Senior Discount Debenture Documents, as applicable) shall have occurred.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Delayed Draw I Loans, Delayed Draw II Loans, Tranche B Term Loans, Deferred Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Delayed Draw I Commitment, Delayed Draw II Commitment or Deferred Term Commitment.

      "Code" means the Internal Revenue Code of 1986, as amended from time to
       ----
time.

     "Collateral" means any and all "Collateral", as defined in any applicable
      ----------
Security Document.

     "Collateral Agent" means the "Collateral Agent", as defined in any
      ----------------
applicable Security Document.

     "Collection Deposit Account" means the "Collection Deposit Account", as
      --------------------------
 defined in the Security Agreement.

     "Collection Deposit Letter Agreement" means the "Collection Deposit Letter
      -----------------------------------
Agreement", as defined in the Security Agreement.

     "Commitment" means a Revolving Commitment, Delayed Draw I Commitment,
      ----------
Delayed Draw II Commitment or Deferred Term Commitment, or any combination thereof (as the context requires).

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net
      -------------------
Income for such period, plus, without duplication and to the extent deducted from revenues in determining Adjusted Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees accrued during such period, (c) the aggregate amount of income tax expense for such period, (d) all depreciation and amortization expense for such period and (e) other non-cash charges for such period, and minus, without duplication and to the extent added to revenues in determining Adjusted Consolidated Net Income for such period, all non-cash gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the interest expense
      -----------------------------
of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means the directors of Holdings on the Effective
      --------------------
Date, after giving effect to the Merger and the other transactions contemplated by the Original Credit Agreement, and each other director, if in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of FS&C in his or her election by the stockholders of Holdings.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

     "Credit Card Loss Sharing" shall have the meaning assigned to such term in
      ------------------------
the Acquisition Merger Agreement.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Term Commitment" means, with respect to each Lender, the
      ------------------------
commitment, if any, of such Lender to make a Deferred Term Loan hereunder on the Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Deferred Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Deferred Term Commitment is set forth on Schedule 2.01, or in the assignment and acceptance pursuant to which such Lender shall have assumed its Deferred Term

Commitment, as applicable. The initial aggregate amount of the Lenders' Deferred Term Commitments is $90,000,000.

     "Deferred Term Exposure" means at any time, the sum of the outstanding
      ----------------------
principal amount of Deferred Term Loans.

     "Deferred Term Lender" means a Lender with a Deferred Term Commitment or an
      --------------------
outstanding Deferred Term Loan.

     "Deferred Term Maturity Date" means April 15, 2004.
      ---------------------------

     "Deferred Term Rate" means, with respect to any Deferred Term Loan (a)
      ------------------
1.50% per annum, in the case of an ABR Loan, or (b) 2.50% per annum, in the case of a Eurodollar Loan.

     "Deferred Term Loan" means a Loan made pursuant to clause (a) of Section
      ------------------
2.01.

     "Delayed Draw Commitments" means the Delayed Draw I Commitments and the
      ------------------------
Delayed Draw II Commitments.

     "Delayed Draw I Availability Period" means the period from and including
      ----------------------------------
the Effective Date to but excluding the earlier of the Delayed Draw I Commitment Termination Date and the date of termination of the Delayed Draw I Commitments.

     "Delayed Draw I Commitment Termination Date" means October 15, 1999.
      ------------------------------------------

     "Delayed Draw I Commitment" means, with respect to each Lender, the
      -------------------------
commitment, if any, of such Lender to make Delayed Draw I Loans hereunder during the Delayed Draw I Availability Period, expressed as an amount representing the maximum principal amount of Delayed Draw I Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Delayed Draw I Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Delayed Draw I Commitment, as applicable. The initial aggregate amount of the Lenders' Delayed Draw I Commitments is $50,000,000.

     "Delayed Draw I Lender" means a Lender with a Delayed Draw I Commitment or
      ---------------------
an outstanding Delayed Draw I Loan.

     "Delayed Draw I Loan" means a Loan made pursuant to clause (b) of Section
      -------------------
2.01.

     "Delayed Draw II Availability Period" means the period from and including
      -----------------------------------
the Effective Date to but excluding the earlier of the Delayed Draw II Commitment Termination Date and the date of termination of the Delayed Draw II Commitments.

     "Delayed Draw II Commitment" means, with respect to each Lender, the
      --------------------------
commitment, if any, of such Lender to make Delayed Draw II Loans hereunder during the Delayed Draw II Availability Period, expressed as an amount representing the maximum principal amount of Delayed Draw II Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Delayed Draw II Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Delayed Draw II Commitment, as applicable. The initial aggregate amount of the Lenders' Delayed Draw II Commitments is $75,000,000.

     "Delayed Draw II Commitment Termination Date" means April 15, 2001.
      -------------------------------------------

     "Delayed Draw II Lender" means a Lender with a Delayed Draw II Commitment
      ----------------------
or an outstanding Delayed Draw II Loan.

     "Delayed Draw II Loan" means a Loan made pursuant to clause (c) of Section
      --------------------
2.01.

     "Delayed Draw Exposure" means, at any time, the sum of the outstanding
      ---------------------
principal amount of Delayed Draw Loans at such time.

      Delayed Draw Loans" means Delayed Draw I Loans and Delayed Draw II Loans.
      ------------------

     "Delayed Draw Maturity Date" means April 15, 2004.
      --------------------------

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 3.06.

          "Distribution Centers" means any warehouse facility operated by the
           --------------------
Borrower or any of the Subsidiary Loan Parties, which holds Inventory being held pending the regular replenishment of Store Inventory.

          "Documentation Agent" means First Union National Bank, in its capacity
           -------------------
as documentation agent for the Lenders hereunder.

          "dollars" or "$" refers to lawful money of the United States of
           -------
America.

          "Effective Date" means April 15, 1998 (the date on which the Original
           --------------
Credit Agreement became effective).

          "Eligible Inventory" means, as of any date of determination, the
           ------------------
amount equal to the value of all Inventory owned by the Borrower or any Subsidiary Loan Party, minus reserves taken, if any, for (a) the strategic alliance vendor price reductions based on actual purchasing volume or accrued vendor rebates/incentives recorded in accordance with historical accounting practices, (b) defective reclass of receivable reserves representing items classified as defective for which a claim will be placed with the vendor, (c) defective reserves representing an accrual for future defective product exposure, (d) battery and tire warranty as accrued by the Borrower or any of its Subsidiaries which is in addition to the manufacturer's warranty, (e) accrued shrink reserves net of cycle count adjustments physically taken but not charged against reserves and (f) level pricing reserves for capitalized favorable price variances historically recorded by the Borrower and its Subsidiaries. Unless otherwise approved from time to time in writing by the Administrative Agent, no Inventory shall be "Eligible Inventory" if:

          (a) such item of Inventory is core inventory; or

          (b) such item of Inventory is held on consignment, is owned by the Borrower or any of its Subsidiaries and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the Borrower or such Subsidiary, or is in transit to or from, or held or stored by, third parties; or

          (c) such item of Inventory includes any profits or transfer price additions charged or accrued in connection with transfers of such Inventory between the Borrower and its Subsidiaries or among the Subsidiaries of the Borrower; provided that such Inventory shall only be excluded as Eligible Inventory up to an amount equal to such profits and transfer price additions; or

          (d) such item of Inventory is comprised of shipping supplies and/or packaging, selling or display materials; or

          (e) such item of Inventory is located at the Stores, Distribution Centers or PDQs and is in excess of a 52 week supply based on sales for the preceding 52 weeks and determined at an individual product level or for any item of Inventory for which such information is not available, such item represents obsolete inventory recorded in accordance with historical accounting practices; or

          (f) such item of Inventory is comprised of rental tools; provided that rental tools which the Borrower and its Subsidiaries continue to be in the business of renting to their customers and which would not be Eligible Inventory solely by reason of this clause (f) may comprise up to $750,000 of Eligible Inventory at any time; or

          (g) the Borrower or a Subsidiary Loan Party, as the case may be, shall not have good and marketable title as sole owner of such item of Inventory or any claim disputing the title of the Borrower or the relevant Subsidiary Loan Party, as the case may be, to, or right to possession of or dominion over, such item of Inventory shall have been asserted; or

          (h) such item of Inventory is not located in the United States of America (it being understood that the United States includes Puerto Rico and the U.S. Virgin Islands); or

          (i) such item of Inventory is not subject to a valid and perfected, first priority security interest in favor of the Collateral Agent pursuant to the Security Agreement; or

          (j) such item of Inventory is subject to any Lien whatsoever, other than Liens which are expressly permitted to encumber Inventory pursuant to the Loan Documents; or

          (k)  such item of Inventory (i) is damaged or not in good condition,
     (ii) is a sample in the retail stores or for marketing purposes, (iii) does not meet all material standards imposed by any Governmental

     Authority having regulatory authority over such item of Inventory, its use or sale or (iv) shall be a discontinued item or otherwise be believed by the Administrative Agent (using its commercially reasonable judgment) to be not readily usable or salable under the customary terms upon which it usually is sold or at prices approximating at least the cost thereof (after giving effect to any write-downs applicable thereto); or

          (l) such item of Inventory is a part of a discontinued line of products or a line of products that has been substantially sold or contemplated to be substantially sold or otherwise substantially conveyed to a third party.

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued
thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any period, the sum (without
           ----------------
duplication) of:

          (a) the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, adjusted to exclude (i) any gains or losses attributable to Prepayment Events and (ii) to the extent not otherwise excluded, any Restricted Payments made to Holdings during such period by the Borrower and its Subsidiaries; plus
                                                       ----

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such period; plus
             ----

          (c)  the sum of (i) the amount, if any, by which Net Working
     Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period plus (iii) the aggregate amount of Capital Lease Obligations and principal of other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus
                                      -----

          (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period; minus
     -----

          (e)  Capital Expenditures for such period; minus
                                                     -----

          (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made, and (iv) Indebtedness referred to in clauses (viii) and (ix) of
     Section 6.01(a).

          "Excluded Charges" means (a) non-recurring transaction fees and
           ----------------
expenses incurred in connection with the Recapitalization and (b) bonuses paid for management and other employees of the Borrower and its Subsidiaries in connection with, and substantially concurrently with, the Recapitalization, in an aggregate amount not exceeding $11,500,000.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Existing Credit Agreements" means (a) the Credit Agreement dated as
           --------------------------
of December 5, 1994, as amended, between Crestar Bank and Holdings, (b) the Credit Agreement dated as of October 6, 1994, as amended, between NationsBank, N.A. and Holdings, (c) the Credit Agreement dated as of December 5, 1994, as amended, between First Union National Bank of Virginia and Holdings, (d) the Credit Agreement dated as of December 5, 1994, as amended, between Wachovia Bank of North Carolina, N.A. and Holdings, (e) the Credit Agreement dated as of October 6, 1994, as amended, between NationsBank, N.A. and Holdings, (f) the Lines of Credit Commitment and Promissory Notes between First Union National Bank of Virginia and Holdings and (g) the Letter of Credit and Reimbursement Agreement dated as of December 1, 1997, as amended, among the Borrower, Holdings and First Union National Bank.

          "Existing LC Issuing Bank" means First Union.
           ------------------------

          "Existing Letters of Credit" means all letters of credit outstanding
           --------------------------
as of the Effective Date that have been issued by the Existing LC Issuing Bank under the Existing Credit Agreements.

          "Existing Stockholders" means the holders of the outstanding common
           --------------------
stock and outstanding preferred stock of Holdings prior to the Merger.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the

Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, vice president
           -----------------
of finance, principal accounting officer, treasurer or controller of Holdings or the Borrower, as applicable.

          "Financing Transactions" means (a) the execution, delivery and
           ----------------------
performance by each Loan Party of the Loan Documents to which it is or will be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the Acquisition Equity Financing and use of the proceeds thereof.

          "First Union" means First Union National Bank.
           -----------

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "FS&C" means Freeman Spogli & Co. Incorporated.
           ----

          "FS&C Investors" means FS&C and certain other investors arranged by
           --------------
FS&C which are equity investors in Holdings as of the Amendment Effective Date.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "GE Capital Affiliate" means General Electric Capital Corporation,
           --------------------
Monogram Credit Card Bank of Georgia or any other entity controlled directly or indirectly by General Electric Capital Corporation.

          "GE Capital Program Agreements" means (a) the Monogram Credit Card
           -----------------------------
Bank of Georgia Program Agreement dated as of June 24, 1997 among Holdings, the Borrower and Monogram Credit Card Bank of Georgia, as such agreement may have been or may hereafter be amended, restated, supplemented or modified from time to time in accordance with Section 6.10 hereof, together with any agreements entered into by Holdings, the Borrower and Monogram Credit

Card Bank of Georgia, or any GE Capital Affiliate, in replacement of such Monogram Credit Card Bank of Georgia Program Agreement provided that such replacement agreements are, in the aggregate, no more adverse to the interests of the Borrower or the Lenders than is such Monogram Credit Card Bank of Georgia Program Agreement; and (b) the Commercial Credit Program Agreement dated as of November 22, 1996 among Holdings, the Borrower and General Electric Capital Corporation, as such agreement may have been or may hereafter be amended, restated, supplemented or modified from time to time in accordance with Section
6.10 hereof, together with any agreements entered into by Holdings, the Borrower and General Electric Capital Corporation, or any GE Capital Affiliate, in replacement or such Commercial Credit Program Agreement provided that such replacement agreements are, in the aggregate, no more adverse to the interests of the Borrower or the Lenders than is such Commercial Credit Program Agreement.

          "GE Capital Program Indebtedness" means Indebtedness of the Borrower
           -------------------------------
arising under the GE Capital Program Agreements in an aggregate principal amount not exceeding (a) $25,000,000 at any time outstanding prior to January 1, 2001 and (b) $45,000,000 at any time outstanding thereafter.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not
                                 --------
include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee Agreement, substantially in
           -------------------
the form of Exhibit E, made by Holdings and the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Holdings" means Advance Holding Corporation, a Virginia corporation.
           --------

          "Holdings Senior Discount Debenture Documents" means the indenture
           --------------------------------------------
pursuant to which the Holdings Senior Discount Debentures are issued and all other instruments, agreements and other documents evidencing or governing the Holdings Senior Discount Debentures or providing for any Guarantee or other right in respect thereof.

          "Holdings Senior Discount Debentures" means the Senior Discount
           -----------------------------------
Debentures due 2009 issued by Holdings on or prior to the Effective Date.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 90 days), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any Indebtedness described in clause (f) above shall be limited to the maximum amount payable under the applicable Guarantee of such Person if such Guarantee contains limitations on the amount payable thereunder. Except for purposes of the calculation of the Applicable Rate, Indebtedness shall not include Indebtedness arising from Credit Card Loss Sharing in an aggregate amount not in excess of $10,000,000.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Indemnity, Subrogation and Contribution Agreement" means the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among Holdings, the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated September 1998, relating to Holdings, the Borrower and the Transactions.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other
           ---------------------
than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Inventory" means (a) as of any date of determination, "inventory", as
           ---------
defined in the Uniform Commercial Code as in effect in the State of New York and
(b) all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers based on perpetual inventory reports, including reconciling items to the perpetual reports, defined and classified by the Borrower and its Subsidiaries on a basis consistent with current and historical accounting practice in accordance with GAAP.

          "IPO" means the issuance by Holdings of shares of its common stock to
           ---
the public pursuant to a bona fide underwritten public offering, resulting in the receipt by Holdings of at least $80,000,000 of gross cash proceeds.

          "Issuing Bank" means (a) The Chase Manhattan Bank, in its capacity as
           ------------
the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i), (b) any other Lender approved by the Administrative Agent and the Borrower or (c) solely with respect to the Existing Letters of Credit, the Existing LC Issuing Bank in respect thereof. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement. Each Existing Letter of Credit will be deemed to constitute a Letter of Credit for all purposes under the Loan Documents as though each Existing Letter Credit had been issued hereunder on the Effective Date.

          "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of
           --------------
such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date (or, if such date is not the last day of a fiscal quarter, then most recently ended prior to such date), all determined on a consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate"
                                                                  ---------
with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the promissory notes, if any,
           --------------
executed and delivered pursuant to Section 2.09(e), the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

          "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan
           ------------
Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Management Equity Contribution" means the investment on the Effective
           ------------------------------
Date by certain members of the existing management of Holdings and the Borrower in Holdings of an aggregate amount of approximately $8,000,000 in cash in exchange for shares of common stock of Holdings.

          "Management Investors" means the members prior to the Effective Date
           --------------------
of the management of Holdings and the Borrower who participated in the Management Equity Contribution.

          "Master PDQ" means any warehouse facility operated by the Borrower or
           ----------
any of the Subsidiary Loan Parties, which primarily holds Inventory constituting slower-moving items.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and their Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Merger" means the merger of Mergerco with and into Holdings with
           ------
Holdings as the surviving corporation.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of
           ----------------
March 4, 1998, by and among Holdings, the Borrower, the Existing Stockholders and FS&C Investors.

          "Mergerco" means AHC Corporation, a Virginia corporation existing
           --------
prior to the Merger whose capital stock was owned by the FS&C Investors.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned or leased by a Loan Party and identified on
Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, with respect to any event (a) the cash
           -----------------
proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar cash payments, net of (b) the sum of (i) all commissions, fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties

(other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other damage or condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund (A) retained liabilities relating to the assets sold or (B) contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next two succeeding years and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Working Capital" means, at any date, (a) the consolidated current
           -------------------
assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "New Receivables Program" means an arrangement or arrangements under
           -----------------------
which the Borrower and its Subsidiaries sell, transfer or otherwise receive value with respect to accounts receivable pursuant to documentation reasonably satisfactory to the Administrative Agent.

          "New Receivables Indebtedness" means Indebtedness of the Borrower
           ----------------------------
and/or its Subsidiaries arising from the New Receivables Program in an aggregate principal amount not exceeding, at any time, 7% of the total aggregate amount of all accounts receivables sold or transferred by the Borrower or any Subsidiary to any Person other than the Borrower and its Subsidiaries pursuant to the New Receivables Program or for which value has been received from any Person other than the Borrower and its Subsidiaries pursuant to the New Receivables Program and, in each case, not collected from the relevant account debtors prior to such time.

          "Obligations" has the meaning assigned to such term in the Security
           -----------
Agreement.

          "Original Credit Agreement" has the meaning given to it in the
           -------------------------
introductory statement to this Agreement.

          "Other Taxes" means any and all current or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "PDQs" means any warehouse facility operated by the Borrower or any of
           ----
the Subsidiary Loan Parties, which primarily holds Inventory constituting slower moving items than the SKU allotments at the Distribution Centers but are in greater quantity and faster moving than the SKU allotments at the Master PDQ.

          "Perfection Certificate" means a certificate in the form of Annex 1 to
           ----------------------
the Security Agreement or any other form approved by the Collateral Agent.

          "Permitted Acquisition" means any acquisition (other than the
           ---------------------
Acquisition) by the Borrower or a Subsidiary of the Borrower of all or substantially all the assets of, or all the shares of capital stock of or other equity interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the capital stock of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.13, 6.14 and 6.15 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired.

          "Permitted Asset Swap" means any transfer of properties or assets by
           --------------------
the Borrower or any of its Subsidiaries in which at least 80% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of such transferor, provided that
                                                                 --------
(a) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets (including cash) being transferred by the Borrower or such Subsidiary, as the case may be, is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets (including cash) received by the Borrower or such Subsidiary, as the case may be, in such exchange and (b) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property or assets transferred by the Borrower and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $40,000,000.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes or government assessments that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits (and, to the extent securing a trade contract or indemnity bond, Liens on assets to which such contract or bond relates) to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of Holdings or any Subsidiary;

          (g) any interest or title of a lessor under any lease that is limited to the property subject to such lease; and

          (h) unperfected Liens of any vendor on inventory sold by such vendor securing the unpaid purchase price of such inventory, to the extent such Liens are stated to be reserved in such vendor's sale documents (and not granted by separate agreement of the Borrower or any Subsidiary);

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) investments in money market or mutual funds substantially all the assets of which are comprised of securities of the types described in any of clauses (a) through (d) above.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement, substantially in the
           ----------------
form of Exhibit F, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (d) of Section 6.05, (ii) dispositions described in clause (e) of
     Section 6.05 other than dispositions pursuant to sale and leaseback transactions of real property acquired in the Acquisition, but including dispositions of stores under construction on the Amendment Effective Date and (iii) other dispositions resulting in aggregate Net Cash Proceeds not exceeding $2,000,000 during any fiscal year of the Borrower; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Cash Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days (or, in the case of a distribution center, two years, provided that repair, restoration or
                                     --------
     replacement commenced within 270 days of such event) after such event; or

          (c) the issuance by Holdings, the Borrower or any Subsidiary of any equity securities, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary, (ii) the issuance by Holdings of shares of its common stock for cash to the extent that (A) Holdings or the Borrower notifies the Administrative Agent at or prior to the time of such issuance that the Net Cash Proceeds thereof are to be applied to finance a Permitted Acquisition and (B) such Net Cash Proceeds are so applied within 30 days after such Net Cash Proceeds are received or (iii) the issuance by Holdings of shares of its common stock to management of Holdings, the Borrower or any Subsidiary to the extent that the Net Cash Proceeds therefrom shall not exceed $750,000 during any fiscal year of the Borrower or (iv) the issuance by Holdings of shares of its common stock in exchange for Net Cash Proceeds which are used as Acquisition Consideration; or

          (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01;

provided that with respect to any event described in clause (a), if the Borrower
--------
shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such event setting forth the Borrower's or a Subsidiary's intent to use the Net Cash Proceeds of such event to acquire other assets to be used in the same line of business within 270 days of receipt of such Net Cash Proceeds and certifying that no Default has occurred and is continuing, such event shall not constitute a Prepayment Event except to the extent the Net Cash Proceeds therefrom are not so used at the end of such 270-day period, at which time such event shall be deemed a Prepayment Event with Net Cash Proceeds equal to the Net Cash Proceeds so remaining unused; provided, however, that the foregoing proviso
                                   --------  -------
shall not apply to
dispositions pursuant to sale and leaseback transactions of real property acquired in the Acquisition (other than dispositions of stores under construction on the Amendment Effective Date) to the extent the aggregate amount of Net Cash Proceeds from all such dispositions exceeds $60,000,000.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Recapitalization" means the Merger and recapitalization of Holdings
           ----------------
pursuant to, and in accordance with the terms of, the Merger Agreement.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Restricted Payment" means (a) any dividend or other distribution
           ------------------
(whether in cash, securities or other property) with respect to any shares of any class of capital stock of Holdings, the Borrower or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of Holdings, the Borrower or any Subsidiary, or (c) any loans or advances made by the Borrower or any Subsidiary to Holdings.

          "Retained Cash Earnings" means, as of any date, an amount equal to
           ----------------------
$125,000,000 plus (a) Adjusted Consolidated Net Income for the period from the Effective Date to and including the date of determination (treated as a single accounting period), plus (b) to the extent deducted in determining Adjusted Consolidated Net Income for such period, non cash charges related to inventory adjustments in connection with the Acquisition, plus (c) the aggregate amount of proceeds (other than proceeds from the Acquisition Equity Financing) received by Holdings in respect of the issuance of capital stock of Holdings after the Effective Date and invested by Holdings in the Borrower as equity capital prior to such date of determination minus (d) to the extent not deducted in calculating such Adjusted Consolidated Net Income, the aggregate amount of Restricted Payments made by the Borrower or any of its Subsidiaries (other than (i) Restricted Payments made to the Borrower or any of its Subsidiaries and (ii) Restricted Payments contemplated by clause (viii) of
Section 6.07(a)) after the Effective Date and prior to such date of determination.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $125,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.


          "Revolving Loan" means a Loan made pursuant to clause (d) of Section
           --------------
2.01.

          "Revolving Maturity Date" means April 15, 2004.
           -----------------------

          "Ripplewood" means Ripplewood Holdings LLC.
           ----------

          "S&P" means Standard & Poor's.
           ---

          "Sears" means Sears Roebuck and Co. and its subsidiaries.
           -----

          "Secured Parties" shall have the meaning assigned to such term in the
           ---------------
Security Agreement.

          "Security Agreement" means the Security Agreement, substantially in
           ------------------
the form of Exhibit G, among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" means the Security Agreement, the Pledge
           ------------------
Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Seller" means Western Auto Holding Co., a Delaware corporation that,
           ------
prior to the acquisition, owns all outstanding shares of capital stock of Western Auto Supply Company.

          "Senior Subordinated Notes" means the Senior Subordinated Notes due
           -------------------------
April 2008 issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $200,000,000.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory

Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stores" means all owned and leasehold properties where Inventory
           ------
owned by the Borrower or any of the Subsidiaries is sold to the public.

          "Subordinated Debt" means the Senior Subordinated Notes, any
           -----------------
Guarantees thereof and the Indebtedness represented thereby.

          "Subordinated Debt Documents" means the indenture under which the
           ---------------------------
Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of Holdings or the Borrower, as the
           ----------
context requires.

          "Subsidiary Loan Party" means any Subsidiary of the Borrower other
           ---------------------
than (a) the Vehicle Subsidiary or (b) any Foreign Subsidiary that, if it were to Guarantee the Obligations, would result in adverse tax consequences to Holdings or the Borrower.

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder or any successor in such capacity pursuant to Section 2.04(d.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.
           --------------

          "Syndication Agent" means DLJ Capital Funding, Inc., in its capacity
           -----------------
as syndication agent for the Lenders hereunder.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loans" means Tranche B Term Loans, Deferred Term Loans and
           ----------
Delayed Draw Loans.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Debt" means, as of the date of determination, an amount equal
           ----------
to (a) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date, excluding (i) Indebtedness described in clauses (e), (f) and (h) of the definition "Indebtedness" and (ii) GE Capital Program Indebtedness, minus (b) the aggregate amount that would appear as "Cash and cash equivalents" on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP; provided that any letters of credit and letters of
                      --------
guaranty referred to in clause (h) of the definition "Indebtedness" shall not be excluded from Total Debt to the extent issued to support any other obligations constituting Indebtedness.

          "Total Exposure" means, at any time, the sum of the total Revolving
           --------------
Exposures, the Deferred Term Exposure and the Delayed Draw Exposure at such time.

          "Tranche B Lender" means a Lender with an outstanding Tranche B Term
           ----------------
Loan.

          "Tranche B Maturity Date" means April 15, 2006.
           -----------------------

          "Tranche B Rate" means, with respect to any Tranche B Term Loan (a)
           --------------
1.50% per annum, in the case of an ABR Loan, or (b) 2.50% per annum, in the case of a Eurodollar Loan.

          "Tranche B Term Loan" means a Loan made on the Effective Date pursuant
           -------------------
to clause (a) of Section 2.01 of the Original Credit Agreement. The outstanding principal amount of each Lender's Tranche B Term Loans as of the Amendment Effective Date is set forth on Schedule 2.01.

          "Transactions" means the Acquisition and the Financing Transactions.
           ------------

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Vehicle" means any van, truck, tractor or trailer that is covered by
           -------
a certificate of title issued under the laws of any jurisdiction in the United States of America and used in the distribution and delivery of inventory.

          "Vehicle Subsidiary" means Advance Trucking Corporation, a Virginia
           ------------------
corporation, and wholly owned Subsidiary of the Borrower.

          "Western Auto Dealer Store" means an independently owned and operated
           -------------------------
store location utilizing the Western Auto Supply Company name under an associate store agreement, a franchise agreement or similar document providing the dealer or franchisee, among other things, rights to use intellectual property of Western Auto Supply Company, rights and obligations related to the purchase of inventory, and rights and obligations related to other services provided by Western Auto Supply Company.

          "Western Auto Pre-Acquisition Adjustments" shall mean expenses and/or
           ----------------------------------------
revenue of Western Auto Supply Company incurred or earned prior to the Amendment Effective Date and related to private label receivables and credit card portfolios of Western Auto Supply Company and its Subsidiaries.

          "Western Auto Specialty Stores" means the Western Auto Supply Company
           -----------------------------
Stores located in Calexico, California and Hilo, Hawaii, and any assets located therein and inventory designated for sale therein.

          "Western Auto Wholesale Network" means that portion of the business of
           ------------------------------
Western Auto Supply Company engaged in the sale of inventory to, and provision of other services to, the Western Auto Dealer Stores.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings .  For purposes
                         --------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ----
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
-----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

          SECTION 1.03.  Terms Generally .  The definitions of terms herein
                         ---------------
shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP; Fiscal Month .  Except as
                         ------------------------------------
otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the
      --------
Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except as otherwise provided herein, all references to a fiscal month shall mean any period of four or five calendar weeks used by the Borrower for recording or reporting its interim financial information.

          SECTION 1.05.  Interim Financial Calculations.  For purposes of
                         -------------------------------
determining the Applicable Rate, Consolidated EBITDA shall be deemed to be equal to (i) $17,154,000 for the fiscal quarter ended January 3, 1998, and (ii) $21,032,000 for the fiscal quarter ended April 25, 1998.


                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments .  Subject to the terms and conditions set
                         -----------
forth herein, each Lender agrees (a) to make a Deferred Term Loan to the Borrower on the Amendment Effective Date in a principal amount not exceeding its Deferred Term Commitment, (b) to make Delayed Draw I Loans to the Borrower from time to time on or after the Effective Date during the Delayed Draw I Availability Period in a principal amount not exceeding such Lender's remaining Delayed Draw I Commitment, (c) to make Delayed Draw II Loans to the Borrower from time to time on or after the Effective

Date during the Delayed Draw II Availability Period in a principal amount not exceeding such Lender's remaining Delayed Draw II Commitment and (d) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment; provided that (i) any Delayed Draw I Borrowing, Delayed Draw II Borrowing,
--------
Deferred Term Borrowing or Revolving Borrowing shall not result in the Total Exposure exceeding the Borrowing Base then in effect, (ii) the Borrower shall not be permitted to make more than four Delayed Draw I Borrowings that increase the aggregate principal amount of Delayed Draw I Borrowings outstanding and
(iii) the Borrower shall not be permitted to make more than six Delayed Draw II Borrowings that increase the aggregate principal amount of Delayed Draw II Borrowings outstanding. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02.  Loans and Borrowings .  (a)  Each  Loan (other than a
                         --------------------
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                           --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Deferred Term Borrowings made on the Amendment Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the
--------
Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing or ABR
                              --------
Delayed Draw Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments of the applicable Class, as applicable, or in the case of an ABR Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that shall not at any time be more than a
                              --------
total of 8 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Delayed Draw Maturity Date, Tranche B Maturity Date or Deferred Term Maturity Date, as applicable.

          SECTION 2.03.  Requests for Borrowings.   To request a Revolving
                         -----------------------
Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing, Delayed Draw I Borrowing, Delayed Draw II Borrowing or Deferred Term Borrowing;

               (ii)  the aggregate amount of such Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and
                         ---------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments or (iii) the Total Exposure exceeding the Borrowing Base then in effect; provided that the Swingline Lender shall not be
                               --------
required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment
                                      ------- --------
obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          (d)  Replacement of Swingline Lender.  A Swingline Lender may be
               --------------------------------
replaced by any other Lender at any time that there are no outstanding Swingline Loans by a written agreement among the Administrative Agent, the Borrower and successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement and (ii) references herein to the term "Swingline Lender" shall be deemed to refer to such successor Swingline Lender. After the replacement of the Swingline Lender pursuant to this clause (d), the replaced Swingline Lender shall not be required to make any Swingline Loans. Notwithstanding any provisions to the contrary in
Section 9.04, at no time following the replacement of the Swingline Lender pursuant to this clause (d), may the Swingline Lender as of such time make an assignment or assignments the effect of which would be to reduce its Revolving Commitment to zero.

          SECTION 2.05.  Letters of Credit.   (a)  General.  Subject to the
                         -----------------         --------
terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a

Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If there is more than one Issuing Bank, the Borrower may select among the Issuing Banks in connection with the issuance of any Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $35,000,000, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the Total Exposure shall not exceed the Borrowing Base then in effect.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ----------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If the Issuing Bank shall make any LC
               --------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of the receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided
                                                                      --------
that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis
                                                                    -------
mutandis, to the payment obligations of the Revolving Lenders), and the
--------
Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC

Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If the Issuing Bank shall make any LC
               -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank.  An Issuing Bank may be replaced
               --------------------------------
at any time by written agreement among the Borrower, the Administrative Agent and the successor to such Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               -----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the
                                                        --------
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC

Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          (k)  Existing Letters of Credit.  Each Existing LC Issuing Bank shall
               ---------------------------
deliver to the Administrative Agent, on or prior to the Effective Date, a schedule identifying all Existing Letters of Credit issued by it. Each Existing LC Issuing Bank also shall notify the Administrative Agent of any LC Disbursement or any expiration, termination or renewal of any Existing Letters of Credit issued by it.

          SECTION 2.06.  Funding of Borrowings .  (a)  Each Lender shall make
                         ---------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as
                                  --------
provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance
                              --------
the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing and
                         ------------------
Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

          SECTION 2.08.  Termination and Reduction of Commitments.  (a)  Unless
                         ----------------------------------------
previously terminated, (i) the Deferred Term Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment Effective Date, (ii) the Delayed Draw I Commitments shall terminate at 5:00 p.m., New York City time, on the Delayed Draw I Commitment Termination Date, (iii) the Delayed Draw II Commitments shall terminate at 5:00 p.m., New York City time, on the Delayed Draw II Commitment Termination Date and (iv) the Revolving Commitments shall terminate on the Revolving Maturity Date. The Delayed Draw I Commitment of each Lender shall be reduced by the amount of each Delayed Draw I Loan made by such Lender at the time such Loan is made. The Delayed Draw II Commitment of each Lender shall be reduced by the amount of each Delayed Draw II Loan made by such Lender at the time such Loan is made.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) In the event that, on the date on which any prepayment would be required pursuant to Section 2.11(c) or 2.11(d), no Term Borrowings remain outstanding or the amount of the prepayment required by Section 2.11(c) or 2.11(d), as the case may be, exceeds the aggregate principal amount of Term Borrowings then outstanding, the Commitments shall be reduced by an amount equal to the excess of the required prepayment over the principal amount, if any, of Term Borrowings actually prepaid. Any reduction of Commitments required pursuant to this paragraph shall be allocated (i) first, to the Delayed Draw I Commitment, if any, and the Delayed Draw II Commitments, if any, ratably, and,
(ii) second, to the Revolving Commitments.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph
(c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        --------
of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a)  The
                         ------------------------------------
Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on
                                                              --------
each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Amortization of Term Loans.  (a) Subject to adjustment
                         --------------------------
pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:


Date                                                           Amount
----                                                           ------
October 15, 1999                                                $500,000
April 15, 2000                                                  $500,000
October 15, 2000                                                $500,000
April 15, 2001                                                  $500,000
October 15, 2001                                                $500,000
April 15, 2002                                                  $500,000
October 15, 2002                                                $500,000
April 15, 2003                                                  $500,000
October 15, 2003                                                $500,000
April 15, 2004                                                  $500,000
October 15, 2004                                             $30,000,000
April 15, 2005                                               $30,000,000
October 15, 2005                                             $30,000,000
Tranche B Maturity Date                                      $30,000,000

          (b) (i) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Delayed Draw I Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                                Amount
----                                                                ------
April 15, 2000                                                     $500,000
October 15, 2000                                                   $500,000
April 15, 2001                                                     $500,000
October 15, 2001                                                   $500,000
April 15, 2002                                                     $500,000
October 15, 2002                                                   $500,000
April 15, 2003                                                     $500,000
October 15, 2003                                                   $500,000
Delayed Draw Maturity Date                                      $46,000,000

          (ii) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Delayed Draw II Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                              Amount
----                                                              ------
October 15, 2001                                                   $500,000
April 15, 2002                                                     $500,000
October 15, 2002                                                   $500,000
April 15, 2003                                                     $500,000
October 15, 2003                                                   $500,000
Delayed Draw Maturity Date                                      $72,500,000

          (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Deferred Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                              Amount
----                                                              ------
October 15, 2001                                                   $500,000
April 15, 2002                                                     $500,000
October 15, 2002                                                   $500,000
April 15, 2003                                                     $500,000
October 15, 2003                                                   $500,000
Deferred Term Maturity Date                                     $87,500,000

          (d) To the extent not previously paid, (i) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, (ii) all Deferred Term Loans shall be due and payable on the Deferred Term Maturity Date and

(iii) all Delayed Draw Loans shall be due and payable on the Delayed Draw Maturity Date.

          (e) If the initial aggregate amount of the Lenders' (i) Deferred Term Commitments exceeds the aggregate principal amount of Deferred Term Loans that are made on the Amendment Effective Date, (ii) Delayed Draw I Commitments exceeds the aggregate principal amount of Delayed Draw I Loans that are made during the Delayed Draw I Availability Period or (iii) Delayed Draw II Commitments exceeds the aggregate principal amount of Delayed Draw II Loans that are made during the Delayed Draw II Availability Period, then the scheduled repayments of Deferred Term Borrowings, Delayed Draw I Borrowings or Delayed Draw II Borrowings, as the case may be, to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section in reverse chronological order; provided that any
                                                         --------
prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section in chronological order, to the extent such repayments are scheduled to be due within 12 months after such prepayment is made, until such next scheduled repayments have been eliminated as a result of reductions hereunder and, second, to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section in reverse chronological order.

          (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings of any Class shall be
           --------
applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11.  Prepayment of Loans.  (a)  The Borrower shall have the
                         -------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on such occasion that the Total Exposure exceeds the Borrowing Base, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an amount equal to the total LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Cash Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Cash Proceeds.

          (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending January 1, 2000, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date that is ten days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided that each prepayment of Borrowings of
                               --------
any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Delayed Draw I Borrowings, Delayed Draw II Borrowings, Deferred Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender
                                              --------
or Deferred Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans or Deferred Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans or Deferred Term Loans but was so declined shall be applied to prepay Delayed Draw Borrowings on a pro rata basis.

          (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a
                                                       --------
notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the
                         ----
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 1/2 of 1% per annum on the Delayed Draw I Commitment, the Delayed Draw II Commitment, the Deferred Term Commitment and the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date (or, in the case of commitment fees on the Deferred Term Commitment, the date hereof) to but excluding the date on which such Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which any Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on
                                --------
the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR
                         --------
Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest.  If prior to the
                         --------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing

          SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:
                         ---------------

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and, in reasonable detail, the basis therefor, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this

Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise
                       -------- -------
to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16.  Break Funding Payments.  In the event of (a) the
                         ----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and, in reasonable detail, the basis therefor, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of
                         -----
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, and setting forth, in reasonable detail, the basis therefor, delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code, the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Any Foreign Lender which is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" shall deliver to the Borrower (with a copy for the Administrative Agent) a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of
Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents.

          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of
                              --------
the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  The Borrower shall make each payment required to be made by it
----
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC

Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)
                         ----------------------------------------------
If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) in the reasonable judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          Each of Holdings and the Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of Holdings, the Borrower
                         --------------------
and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions to be
                         -----------------------------
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts.  The Transactions
                        ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents or (ii) where the failure to obtain such consent or approval or make such registration or filing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Holdings, the Borrower or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of their Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of their Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.   (a)
                         -----------------------------------------------
Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended January 3, 1998, reported on by Arthur Andersen LLP independent public accountants, (ii) as of and for each of the fiscal quarters ended April 25, 1998 and July 18, 1998, certified by one of its Financial Officers and (iii) as of the end of and for each fiscal month ended after the end of the fiscal quarter ended July 18, 1998 and prior to the date 30 days prior to the Amendment Effective Date, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii) above.

          (b) Holdings and the Borrower have heretofore furnished to the Lenders the pro forma consolidated balance sheet of Holdings as of July 18, 1998, prepared giving effect to the Transactions. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated Subsidiaries as of the Amendment Effective Date after giving effect to the Transactions.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or their Subsidiaries has, as of the Amendment Effective Date, any material contingent liabilities.

          (d) Since January 3, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and their Subsidiaries, taken as a whole.

          SECTION 3.05.  Properties.  (a)  Each of Holdings, the Borrower and
                         ----------
their Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of Holdings, the Borrower and their Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (c) The Borrower has delivered to the Administrative Agent a schedule setting forth the address of each real property that is owned or leased by Holdings or any of its Subsidiaries as of the Amendment Effective Date after giving effect to the Transactions.

          (d) As of the Amendment Effective Date, neither Holdings, the Borrower nor any of their Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein (other than options to purchase any such Mortgaged Property leased by the Borrower as lessee).

          SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are
                         ------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of
                         -----------------------------------
Holdings, the Borrower and their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  Neither
                         -------------------------------------
Holdings, the Borrower nor any of their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of Holdings, the Borrower and their
                         -----
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure.  Holdings and the Borrower have disclosed
                         ----------
to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of their Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected
                           --------
financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries.  After giving effect to the consummation
                         ------------
of the Acquisition on the Amendment Effective Date, Holdings does not have any Subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule
3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Amendment Effective Date and after giving effect to the Acquisition.

          SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of
                         ---------
all insurance maintained by or on behalf of Holdings, the Borrower and their Subsidiaries as of the Amendment Effective Date. As of the Amendment Effective Date, all premiums in respect of such insurance have been paid.

          SECTION 3.14.  Labor Matters.  As of the Amendment Effective Date,
                         -------------
there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. Holdings, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with the hours worked by or payments made to employees or any similar matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary, except where the failure to pay such liability individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

          SECTION 3.15.  Solvency.  Immediately after the consummation of the
                         --------
Transactions to occur on the Amendment Effective Date and immediately following the making of each Loan made on the Amendment Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Amendment Effective Date.

          SECTION 3.16.  Senior Indebtedness.  The Obligations constitute
                         -------------------
"Senior Debt" under and as defined in the Subordinated Debt Documents.

          SECTION 3.17.  Security Documents.  (a)  The Pledge Agreement is
                         ------------------
effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral other than the Intellectual Property (as defined in the Security Agreement), to the extent that a security interest can be perfected in such Collateral by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by
Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

          (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages and any amendments thereto contemplated by clause (j) of Section
4.01 are filed in the offices specified on Schedule 3.17(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

          SECTION 3.18.  Year 2000 Compliance.  To the best of the Borrower's
                         --------------------
knowledge, any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by August 31, 1999. To the best of the Borrower's knowledge, the cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Conditions Precedent to Effectiveness of Amendment and
                         ------------------------------------------------------
Making of Deferred Term Loans.  The amendment and restatement of the Original
-----------------------------
Credit Agreement in the form hereof (other than the amendment to Section 2.12(a) pursuant to this amendment and restatement, which shall become effective immediately upon satisfaction of the condition set forth in clause (a) below) and the obligation of each Deferred Term Lender to make its Deferred Term Loan shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, the Required Lenders under and as defined in the Original Credit Agreement, each Lender having a Deferred Term Commitment and the Administrative Agent either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of (i) Riordan & McKinzie, counsel for the Loan Parties, substantially in the form of Exhibit B-1, (ii) Flippin Densmore Morse Rutherford & Jessee, Virginia counsel for the Loan Parties, substantially in the form of Exhibit B-2, (iii) Richards & O'Neil, special New York counsel for the Loan Parties, substantially in the form of Exhibit B-3, (iv) local counsel in each jurisdiction where a Mortgaged Property is located on which a Mortgage has not previously been granted to the Collateral Agent, substantially in the form of Exhibit B-4 and (v) counsel to Sears covering such matters relating to the Acquisition as the Administrative Agent shall reasonably request, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan

          Documents or the Transactions as the Required Lenders shall reasonably request. Holdings and the Borrower hereby request such counsel to deliver such opinions.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

               (f) The Administrative Agent shall have received counterparts of the Pledge Agreement (amending and restating the Pledge Agreement executed in connection with the Original Credit Agreement) signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with stock certificates representing all the outstanding shares of capital stock of the Borrower and each Subsidiary owned by or on behalf of any Loan Party as of the Amendment Effective Date after giving effect to the Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by Holdings, the Borrower or any Subsidiary as of the Amendment Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

               (g) The Administrative Agent shall have received counterparts of the Security Agreement (amending and restating the Security Agreement executed in connection with the Original Credit Agreement) signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with the following:

                    (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                    (ii) a completed Perfection Certificate dated the Amendment
               Effective Date and signed by an executive officer or Financial Officer of each of Holdings and the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the additional Loan Parties resulting from the Acquisition in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (h) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement (amending and restating the Guarantee Agreement executed in connection with the Original Credit Agreement) signed on behalf of Holdings and each Subsidiary Loan Party, (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement (amending and restating the Indemnity, Subrogation and Contribution Agreement executed in connection with the Original Credit Agreement) signed on behalf of each Loan Party and
          (iii) evidence that the Cash Concentration Accounts shall have been established.

               (i) The Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property (on which a Mortgage has not previously been granted) signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or binding commitments to issue such title insurance policies) issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by
          Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon such Mortgaged Properties, that were required to have been issued by the appropriate Governmental Authority for such improvement and (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to each such Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property (or in lieu of the foregoing, the Borrower shall have caused the title companies insuring the Mortgage with respect to each such Mortgaged Property to affix a zoning endorsement to each of its lenders policy of title insurance covering each such Mortgage).

               (j) The Administrative Agent shall have received counterparts of amendments to each Mortgage granted prior to the Amendment Effective Date, signed on behalf of the record owner of the relevant Mortgaged Property, along with all other instruments and documents necessary or advisable in the opinion of the Administrative Agent, to confirm that the first priority liens created by each such Mortgage in favor of the Collateral Agent for the benefit of the Lenders on all the collateral described in such Mortgage secure all the Obligations after giving effect to the Transactions (including Obligations in respect of the Deferred Term Loans).

               (k) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

               (l) The Acquisition Equity Financing shall have been consummated and Holdings shall have received gross cash proceeds therefrom in an amount not less than $70,000,000. As part of the Acquisition Equity

          Financing (i) the FS&C Investors shall have invested in Holdings an aggregate amount, in cash, of no less than $50,000,000, (ii) Ripplewood and its Affiliates shall have invested in Holdings an aggregate amount, in cash, of no less than $15,000,000, and (iii) Nicholas Taubman and his Affiliates shall have invested in Holdings an aggregate amount, in cash of no less than $5,000,000, in each case, in exchange for common stock of Holdings. Holdings shall have invested the proceeds from such Acquisition Equity Financing in the Borrower in exchange for shares of the capital stock of the Borrower which shall have been pledged pursuant to the Pledge Agreement. It is understood that the Borrower may apply such proceeds to purchase shares of common stock of Holdings to be delivered as part of the Acquisition Consideration, in which case Holdings will again invest the proceeds thereof in the Borrower.

               (m) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Acquisition shall have been, or substantially simultaneously with the initial funding of Deferred Term Loans on the Amendment Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders. Following the Acquisition there shall not be any outstanding preferred stock of Holdings. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer of Holdings or the Borrower as complete and correct. The Required Lenders under the Original Credit Agreement and all the Lenders with Deferred Term Loan Commitments shall (i) be satisfied with the Acquisition Documents (to the extent not delivered prior to date of the execution of this Agreement) and
          (ii) the capitalization, structure and equity ownership of Holdings after giving effect to the Transactions shall be substantially as set forth in the Information Memorandum. On the Amendment Effective Date and after giving effect to the Acquisition, Holdings shall not have any Subsidiaries (other than the Borrower and its Subsidiaries).

               (n) The Lenders shall have received unaudited consolidated balance sheets and related statements of income and stockholders' equity of Holdings for each fiscal month ended after July 18, 1998, and prior to the date 30 days prior to the Amendment Effective Date, which audited and unaudited financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

               (o) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of July 18, 1998, after giving effect to the Transactions, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither Holdings, the Borrower nor any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) in the case of Holdings, the Holdings Senior Discount Debentures, (iii) the Senior Subordinated Notes, and (iv) other Indebtedness permitted under Section 6.01. The aggregate amount of fees and expenses payable or otherwise borne by Holdings, the Borrower and their Subsidiaries in connection with the Transactions shall not exceed $10,000,000.

               (p) The Administrative Agent shall be reasonably satisfied with the results of an examination for the purposes of determining the Borrowing Base by the Administrative Agent of (i) the inventory of Holdings and its Subsidiaries and (ii) the systems providing for the monitoring and reporting of such inventory after giving effect to the Transactions.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment and restatement of the Original Credit Agreement in the form hereof and the obligations of the Deferred Term Lenders to make Deferred Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on November 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Deferred Term Loan Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

               (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for representations and warranties expressly made as of an earlier date, which shall be true and correct as of such earlier date.

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

               (c)  The Total Exposure shall not exceed the Borrowing Base.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a), (b) and (c) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  Holdings
                         ------------------------------------------
and the Borrower will furnish to the Administrative Agent and each Lender:

               (a) within 90 days after the end of each fiscal year of Holdings and the Borrower, both Holdings' and the Borrower's audited consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and the Borrower, both Holdings' and the Borrower's consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (c) within 30 days after the end of each month (other than the last month) of each fiscal quarter of Holdings and the Borrower, both Holdings' and the Borrower's consolidated balance sheets and related statements of operations, stockholders' equity as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, with respect to the balance
                                    --------
          sheets and related statements as
          of the end of November 1998, the Borrower and Holdings may provide consolidated balance sheets and related statements for Holdings and all Subsidiaries which were Subsidiaries prior to the Acquisition and separate consolidated balance sheets and related statements for all other Subsidiaries;

               (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth a reasonably detailed calculation of the Leverage Ratio as of the end of the period covered by such financial statements, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, 6.14 and 6.15 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (f) within 16 days after the end of each fiscal month, or within 25 days after the end of both the first fiscal month and the last fiscal month of each fiscal year, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such fiscal month, signed on behalf of the Borrower by a Financial Officer;

               (g) as soon as the same are complete, but in no event more that 60 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

               (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

               (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

               (j) at the same time as it delivers the financial statements required under the provisions of this Section 5.01(a), a copies of the "Management Letter" delivered to Holdings and the Borrower by their independent certified public accountants in connection with the delivery of such financial statements.

               SECTION 5.02.  Notices of Material Events.  Upon Holdings or the
                              --------------------------
Borrower obtaining knowledge thereof, Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and their Subsidiaries in an aggregate amount exceeding $1,000,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Information Regarding Collateral.  (a) Holdings or the
                         --------------------------------
Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings or the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Amendment Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.  Existence; Conduct of Business.  Each of Holdings and
                         ------------------------------
the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger,
          --------
consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.  Payment of Obligations.  Each of Holdings and the
                         ----------------------
Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, that, if not paid, would not reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.  Maintenance of Properties.  Each of Holdings and the
                         -------------------------
Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.  Insurance.  (a)  Each of Holdings and the Borrower
                         ---------
will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (ii) such other insurance as is required pursuant to the terms of any Security Document and (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to this
Section 5.07.

          (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. Holdings or the Borrower shall deliver to the Administrative Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

          SECTION 5.08.  Casualty and Condemnation. (a)  Holdings or the
                         -------------------------
Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          (b) If any event described in paragraph (a) of this Section results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Cash Proceeds and, if received by Holdings, the Borrower or any Subsidiary, such Net Cash Proceeds shall be paid over the Administrative Agent; provided that (i) if the aggregate Net Cash Proceeds in respect of such event (other than proceeds of business income insurance) are less than $5,000,000, such Net Cash Proceeds shall be paid over to Holdings or the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business income insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Cash Proceeds retained by or paid over to the Administrative Agent shall be held by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Cash Proceeds during a Default.

          (c) If any Net Cash Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 360 days (or, in the case of a distribution center, two years, provided that repair, restoration or replacement commenced within 270
           --------
days after the occurrence of such event) after the occurrence of the event resulting in such Net Cash Proceeds, then such Net Cash Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(c).

          SECTION 5.09.  Books and Records; Inspection and Audit Rights.  (a)
                         ----------------------------------------------
Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested;

provided that the Borrower shall be given the opportunity to be present at any
--------
discussion with its independent accountants.

          (b) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the

Administrative Agent to conduct any such evaluation or appraisal (including without limitation, the fees and expenses associated with the services performed by the Administrative Agent's collateral monitoring department); provided that
                                                                 --------
the Borrower shall not be required to pay such fees and expenses for more than two such evaluations or appraisals during any calendar year unless an Event of Default has occurred and is continuing. The Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal; provided that
                                                                  --------
any such adjustment will take effect only 10 day's prior notice to the Borrower.

          SECTION 5.10.  Compliance with Laws.  Each of Holdings and the
                         --------------------
Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11.  Use of Proceeds and Letters of Credit.  The proceeds
                         -------------------------------------
of the Deferred Term Loans, together with the proceeds of the Acquisition Equity Financing, will be used only to pay the cash portion of the Acquisition Consideration and fees and expenses in connection with the Transactions. The proceeds of the Delayed Draw Loans will be used only for general corporate purposes. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes.

          SECTION 5.12.  Additional Subsidiaries.  If any additional Subsidiary
                         -----------------------
is formed or acquired after the Amendment Effective Date, Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, Holdings and the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the

Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, Holdings and the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

          SECTION 5.13.  Further Assurances.  (a)  Each of Holdings and the
                         ------------------
Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Amendment Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided that the foregoing shall not require the
                             --------
Borrower to grant a Lien on assets
constituting leasehold interests in stores or Vehicles owned by the Vehicle Subsidiary .

          SECTION 5.14.  Collection Deposit Accounts.  As promptly as
                         ---------------------------
practicable and in any event prior to June 30, 1999 and at all times thereafter, the Borrower shall have entered into and maintain Collection Deposit Letter Agreements for Collection Deposit Accounts representing the collections of Stores which account for no less than 80% of Consolidated EBITDA for the fiscal year most recently ended. The Borrower will use its reasonable best efforts to enter into and maintain Collection Deposit Agreements for all other Collection Deposit Accounts.


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or terminated and the principal of
and interest on each Loan and all fees   payable hereunder have been paid in
full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness; Certain Equity Securities.  (a)  The
                         ---------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i)   Indebtedness created under the Loan Documents;

               (ii)  in the case of the Borrower, the Subordinated Debt;

               (iii) Indebtedness existing on the date hereof and set forth in
          Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

               (iv) Indebtedness of the Borrower to any Subsidiary of the Borrower and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower; provided that Indebtedness of any
                                            --------
          Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

               (v) Guarantees by the Borrower of Indebtedness of any Subsidiary of the Borrower and by any Subsidiary of the Borrower of Indebtedness of the Borrower or any other Subsidiary of the Borrower; provided that (A) the
          --------

          Indebtedness so guaranteed is permitted by this Section, (B) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, (C) the Subordinated Debt shall not be guaranteed by any Subsidiary that is not a Subsidiary Loan Party and any such Guarantee shall be subordinated to the obligations hereunder of the applicable Subsidiary on the same terms as the Subordinated Debt of the Borrower is subordinated to its obligations hereunder and
          (D) the Holdings Senior Discount Debentures shall not be Guaranteed;

               (vi) Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A)
                                                           --------
          such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and
          (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed (A) $30,000,000 at any time outstanding prior to April 15, 2001 and (B) $50,000,000 at any time outstanding thereafter; provided further that the amount permitted under clause
                      -------- -------
          (vi) above shall not include Indebtedness set forth in Schedule 6.01 relating to McDuffie County industrial revenue bond;

               (vii) Indebtedness of (A) any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition to the extent that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) the Borrower or a Subsidiary to the extent that such Indebtedness is assumed in connection with a Permitted Acquisition made by the Borrower or such Subsidiary and is not created in contemplation of such Permitted Acquisition and (C) the Borrower in respect of unsecured promissory notes issued as consideration for Permitted Acquisitions; provided
                                                                    --------
          that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall be subject to the limitations set forth in clause
          (i) of Section 6.04;

               (viii) other unsecured Indebtedness of the Borrower or any Subsidiary Loan Party in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

               (ix)   GE Capital Program Indebtedness; and

               (x)    New Receivables Program Indebtedness.

               (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness, (ii) Indebtedness created under the Loan Documents and (iii) the Holdings Senior Discount Debentures.

               (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to (i) create, incur, assume or permit to exist any Indebtedness (other than Indebtedness created under the Loan Documents) in reliance upon such Indebtedness constituting a "Credit Facility" (as defined in the Subordinated Debt Documents) for purposes of determining whether such Indebtedness is permitted under the Subordinated Debt Documents, regardless of whether such Indebtedness is permitted by this Section, or (ii) designate any Indebtedness (other than Indebtedness created under the Loan Documents) as "Designated Senior Debt" (as defined in the Subordinated Debt Documents).

               (d) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock.

          SECTION 6.02.  Liens.  (a)  The Borrower will not, and will not
                         -----
permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i)    Liens created under the Loan Documents;

               (ii)   Permitted Encumbrances;

               (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or
          --------
          asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in
          --------
          connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such
                                                      --------
          security interests secure Indebtedness permitted by clause (vi) of
          Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost (including design, engineering, sales taxes, delivery, installation and other similar costs) of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

               (vi) Liens arising under the GE Capital Program Agreements on accounts receivables sold pursuant to the GE Capital Program Agreements; and

               (vii) Liens arising under the New Receivables Program on accounts receivables sold or transferred to Persons other than the Borrower and its Subsidiaries pursuant to the New Receivables Program.

          (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Security Documents and Permitted Encumbrances.

          SECTION 6.03.  Fundamental Changes.  (a)  Neither Holdings nor the
                         -------------------
Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary (other than the Borrower) may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (iv) any Subsidiary may merge with another entity to implement a Permitted Acquisition and (v) the Borrower and its Subsidiaries may consummate the Acquisition; provided that any such merger involving a Person that is not a wholly owned
--------
Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries and Western Auto Supply Company and its subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, the Holdings Senior Discount Debentures, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities). Holdings will not have any Subsidiaries, other than the Borrower and its Subsidiaries.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions.  The Borrower will not, and will not permit any of its
------------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) the Merger;

               (b) Permitted Investments;

               (c) investments existing on the date hereof and set forth on
          Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

               (d) investments in the capital stock of their respective Subsidiaries; provided that (i) any such shares of capital stock held
                        --------
          by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments in, and loans and advances to, and Guarantees of Indebtedness of, Subsidiaries that are not Loan Parties shall not exceed $500,000 in the aggregate at any time outstanding;

               (e) loans or advances made by the Borrower to any Subsidiary of the Borrower (or to Holdings, but only as permitted by Section 6.07) and made by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower; provided that (i) any such loans and
                                            --------
          advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d)(ii) above;

               (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) neither the Borrower nor any Subsidiary shall
                --------
          Guarantee the Holdings Senior Discount Debentures, (ii) the Subordinated Debt shall not be Guaranteed by Holdings or by any Subsidiary other than a Subsidiary Loan Party that is a Subsidiary of the Borrower and (iii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d)(ii) above;

               (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (h) promissory notes received from employees of Holdings and its Subsidiaries evidencing loans made for the purpose of permitting such employees to purchase capital stock of Holdings in an aggregate principal amount not exceeding $3,500,000 at any time outstanding;

               (i) Permitted Acquisitions; provided that (i) the consideration
                                           --------
          for each Permitted Acquisition shall consist solely of cash, shares of common stock of Holdings, the assumption of Indebtedness of the acquired Person or encumbering the acquired assets , Indebtedness referred to in clauses (vii) and (viii) of Section 6.01(a) or a combination thereof and (ii) the sum of all Indebtedness so assumed or otherwise resulting from Permitted Acquisitions (including Indebtedness referred to in clauses (vii) and (viii) of Section 6.01(a)) plus the cash consideration paid in connection with Permitted Acquisitions (other than cash consideration received as Net Cash Proceeds from the issuance by Holdings of additional shares of its common stock to finance Permitted Acquisitions, as contemplated by clause (e) of the definition of "Prepayment Event"), minus the book value (determined, in respect of each Permitted Acquisition, as of the date of consummation thereof) of all cash, cash equivalents, prepaid expenses, inventory and accounts receivable acquired pursuant to Permitted Acquisitions, shall not exceed, during any fiscal year of the

          Borrower, when aggregated with the sum of all Capital Expenditures during such fiscal year, the amount permitted for such fiscal year pursuant to Section 6.12;

               (j) loans or advances to employees in the ordinary course of business; provided that the aggregate amount of all loans and advances
                    --------
          permitted by this clause (j) shall not exceed $750,000 at any time outstanding;

               (k) other investments in an aggregate amount not exceeding $2,000,000 at any time outstanding;

               (l) obligations of management to the Borrower in connection with split dollar life insurance policies; provided that the aggregate
                                                --------
          amount of all obligations permitted by this clause (l) shall not exceed $1,000,000 at any time outstanding;

               (m) the Acquisition; and

               (n) promissory notes contemplated by clause (ii) of the proviso to Section 6.05.

               SECTION 6.05.  Asset Sales.  The Borrower will not, and will not
                              -----------
permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

               (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

               (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions
                      --------
          involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08; and

               (c) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value
                                  --------
          of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $2,000,000 during any fiscal year of the Borrower;

               (d) the Borrower may sell or otherwise convey accounts receivable pursuant to and in accordance with the GE Capital Program Agreements and the New Receivables Program;

               (e) sales of fixed or capital assets made pursuant to sale and lease-back transactions permitted under Section 6.11;

               (f) sales, transfers and dispositions of assets constituting Permitted Asset Swaps; and

               (g) sales of assets which as of the date hereof are owned by Western Auto of St. Thomas, Inc., a Delaware corporation, Western Auto of Puerto Rico, Inc., a Delaware corporation or WASCO Insurance Agency, Inc., a Missouri corporation or which constitute the Western Auto Wholesale Network, Western Auto Specialty Stores or rights with respect to Western Auto Dealer Stores or of the capital stock of any Subsidiary of the Borrower substantially all the assets of which at the time of such sale are assets permitted to be sold pursuant to this clause (g);

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration, except that (i) consideration for Permitted Asset Swaps may consist of non-cash consideration as contemplated by the definition of such term and (ii) up to 30% of the aggregate consideration for transactions permitted by clause (g) above may consist of promissory notes.

               SECTION 6.06.  Hedging Agreements.  The Borrower will not, and
                              ------------------
 will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 6.07.  Restricted Payments; Certain Payments of
                              ----------------------------------------
Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit
------------
any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

               (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

               (ii) Subsidiaries of the Borrower may make Restricted Payments to the Borrower and to wholly owned Subsidiaries of the Borrower and may declare and pay dividends ratably with respect to their capital stock ;

               (iii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings at such times and in such amounts, not exceeding $500,000 during any fiscal year, as shall be necessary to permit Holdings to discharge its permitted liabilities (other than to make any payments with respect to the Holdings Senior Discount Debentures);

               (iv) following April 15, 2003, if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings at such times and in such amounts, not exceeding $14,420,000 during any fiscal year, as shall be necessary to permit Holdings to pay, as and when due, interest on the Holdings Senior Discount Debentures accrued subsequent to April 15, 2003;

               (v) Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries, including the redemption or purchase of shares of common stock of Holdings held by former employees of Holdings or any Subsidiary following the termination of their employment, if (A) at the time thereof and after giving effect thereto no Default has occurred and is continuing and
          (B) after giving effect to any such Restricted Payment, the aggregate cumulative amount of Restricted Payments made pursuant to this clause
          (v) shall not exceed the sum of (1) $1,000,000 during any fiscal year or (2) $10,000,000 at any time during this Agreement, plus the amount of Net Cash Proceeds received by Holdings and its Subsidiaries after the Effective Date and prior to making such Restricted Payment from the issuance of additional shares of its common stock to members of management or employees of Holdings and its Subsidiaries; provided
                                                                    --------
          that the promissory notes permitted under Section 6.04(h) may be forgiven or returned without regard to the limitation in clause (B) above and the forgiveness or return thereof shall not be treated as Restricted Payments for purposes of determining compliance with such clause (B) above;

               (vi) the Borrower may pay cash dividends or make loans to Holdings in such amounts and at such times as Holdings makes Restricted Payments permitted by clause (v) above;

               (vii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings in such amounts and at such times as required to permit Holdings to pay, as and when due, income taxes payable by Holdings with respect to the consolidated, combined tax filing group that includes the Borrower and its Subsidiaries; provided that dividends or loans pursuant to this clause (vii) shall not at any time exceed the amount of income taxes that would then be payable by the Borrower and its Subsidiaries if the Borrower and its Subsidiaries were not a part of a consolidated, combined tax filing group with Holdings or any other Person; and

               (viii) the Borrower may make payments to Holdings in exchange for common stock of Holdings to be delivered by the Borrower on the Amendment Effective Date as a part of the Acquisition Consideration; provided that Holdings shall immediately invest the proceeds of all
          --------
          such payments to purchase newly issued capital stock of the Borrower to be pledged pursuant to the Pledge Agreement.

          (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

               (i)    payment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

               (iii)  refinancings of Indebtedness to the extent permitted by
          Section 6.01;

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (v) payment of interest on the Holdings Senior Discount Debentures payable solely by the issuance by Holdings of additional Holdings Senior Discount Debentures, provided that after April 15,
                                               --------
          2003, Holdings will be permitted to pay interest in cash on the Holdings Senior Discount Debentures as and when due;

               (vi) payment of intercompany Indebtedness between or among the Borrower and its Subsidiaries permitted under clause (iv) of Section 6.01(a) and payment of Indebtedness permitted under clauses (viii) and
          (ix) of Section 6.01(a);

               (vii) payments, in an aggregate amount not to exceed $25,000,000, to purchase Senior Subordinated Notes; provided that, (A)
                                                              --------
          at the time of and after giving effect to each such purchase of Senior Subordinated Notes, (1) no Default shall have occurred and be continuing and (2) the ratio of (x) the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries (determined on a consolidated basis), excluding the Subordinated Debt and the Holdings Senior Discount Debentures, to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended, shall not be greater than 2.5 to 1.0 and (B) all Senior Subordinated Notes so purchased shall be retired and canceled; and

               (viii) Credit Card Loss Sharing payments in an aggregate amount (including any such payments made on the Amendment Effective Date) not to exceed $10,000,000.

               SECTION 6.08.  Transactions with Affiliates. Neither Holdings nor
                              ----------------------------
the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, provided that the Borrower delivers
                                           --------
to the Administrative Agent (i) with respect to any transaction or series of related transactions involving aggregate consideration in excess of

$2,000,000, a resolution of the Borrower's board of directors set forth in an officers' certificate certifying that such transaction complies with this clause
(a) and that such transaction has been approved by a majority of the disinterested members of the Borrower's board of directors and (ii) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Lenders of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing, (b) transactions between or among the Borrower and its Subsidiaries that are Subsidiary Loan Parties which do not involve any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, (d) loans to management of Holdings or the Borrower permitted by clause (h) of Section 6.04, (e) payments made under and in accordance with agreements in effect on the Amendment Effective Date and specified in a Schedule 6.08 (without giving effect to any amendment or modification thereof that has not been approved by the Required Lenders), (f) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by Holdings or any of its Subsidiaries in the ordinary course of business of Holdings or such Subsidiary to or with the officers, directors or employees of Holdings or its Subsidiaries, (g) sales of common stock of Holdings, when such sales are exclusively for cash and (h) Credit Card Loss Sharing payments to Sears and other transactions with Sears pursuant to the agreements listed on Schedule 6.08 hereto (without giving effect to any amendment or modification thereof that is on terms and conditions less favorable to the Borrower and its Subsidiaries than could be obtained on an arms-length basis from unrelated third parties or is otherwise materially adverse to the Lenders unless such amendment or modification has been approved by the Required Lenders).

          SECTION 6.09.  Restrictive Agreements.  Neither Holdings nor the
                         ----------------------
Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other

Subsidiary; provided that (i) the foregoing shall not apply to restrictions and
            --------
conditions imposed by law or by any Loan Document, Subordinated Debt Document or Holdings Senior Discount Debenture Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases or other contracts restricting the assignment thereof.

          SECTION 6.10.  Amendment of Material Documents.  Neither Holdings nor
                         -------------------------------
the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document, Holdings Senior Discount Note Document or any agreement specified in Schedule 6.08, (b) its certificate of incorporation, by-laws or other organizational documents, or
(c) the GE Capital Program Agreements or the documents governing the McDuffie County industrial revenue bonds, except amendments and modification to agreements and documents referred to in clauses (b) and (c) shall be permitted to the extent that the cumulative effect of all such amendments and modifications do not have a Material Adverse Effect or a material adverse effect on the interests of the Lenders; provided that amendments and modifications to
                                 --------
the GE Capital Program Agreements that have a monetary effect on the Borrower or any of its Subsidiaries shall be deemed not to have a Material Adverse Effect or adversely affect the Lenders in any material respect so long as the cumulative net monetary effect of such amendments and modifications does not exceed $5,000,000 during the period from the Effective Date through November 22, 2001, or $5,000,000 during the period subsequent to such date through the Tranche B Maturity Date (in each case compared to the monetary effect of the existing GE Capital Program Agreements).

          SECTION 6.11.  Sale and Lease-Back Transactions.  Neither Holdings
                         --------------------------------
nor the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such sale and leaseback of property involving the sale of fixed or capital assets, at a price not less than the cost thereof, that is consummated within 270 days after the date that such assets are acquired (which, in the case of assets acquired in the Acquisition, shall be the date of the consummation of the Acquisition).

          SECTION 6.12.  Capital Expenditures.  The Borrower will not permit
                         --------------------
the sum of (a) the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year, plus (b) all amounts that are to be aggregated with Capital Expenditures for such fiscal year as provided in clause
(i) of Section 6.04 (the sum of the amounts referred to in clauses (a) and (b) being referred to as "Restricted Expenditures"), to exceed the amount set forth below opposite such year; provided, that the Restricted Expenditures in any
                          --------
fiscal year (the "Pending Fiscal Year") may be increased by an amount (not exceeding $25,000,000) equal to the sum of (x) the excess, if any, of the sum of the amounts set forth below under "Amount" for each fiscal year referred to below ending prior to the Pending Fiscal Year, minus the sum of the Restricted Expenditures for such preceding fiscal years and (y) the amount set forth below under "Amount" for the fiscal year immediately subsequent to the Pending Fiscal Year; provided further that (A) clause (x) shall not apply to permit any
      -------- -------
increase for the fiscal year commencing January 4, 1998, and (B) the amount of Restricted Expenditures permitted in any fiscal year shall be reduced by the amount of any Restricted Expenditures made in the immediately preceding fiscal year in reliance upon clause (y) of the foregoing proviso:

          Fiscal Year
            Ending                             Amount
            ------                             ------
            January 2, 1999                  $ 85,000,000
            January 1, 2000                  $170,000,000
           December 30, 2000                 $140,000,000
           December 29, 2001                 $120,000,000
           December 28, 2002                 $120,000,000
            January 3, 2004                  $130,000,000
          and each fiscal year
               thereafter

          SECTION 6.13.  Leverage Ratio.  The Borrower will not permit the
                         --------------
Leverage Ratio as of any date during any period set forth below to be in excess of the ratio set forth below opposite such period:

          Period                                           Ratio
          ------                                           -----
          July 19, 1998 through April 24, 1999          6.00 to 1.00

          April 25, 1999 through July 15, 2000          5.75 to 1.00

          July 16, 2000 through July 14, 2001           5.50 to 1.00

          July 15, 2001 through July 13, 2002           5.00 to 1.00

          July 14, 2002 through July 12, 2003           4.50 to 1.00

          July 13, 2003 and thereafter                 4.00 to 1.00.


          SECTION 6.14. Consolidated Interest Expense Coverage Ratio.  The
                        --------------------------------------------
Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense (net of interest income), in each case for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                        Four-Quarter
                        Period Ending                      Ratio
                        -------------
          July 19, 1998 through April 24, 1999          1.65 to 1.00

          April 25, 1999 through July 15, 2000          1.75 to 1.00

          July 16, 2000 through July 14, 2001           2.00 to 1.00

          July 15, 2001 through July 13, 2002           2.25 to 1.00

          July 14, 2002 and thereafter                  2.50 to 1.00

          SECTION 6.15.  Minimum Retained Cash Earnings.  The Borrower will not
                         ------------------------------
permit Retained Cash Earnings as of the last day of any fiscal quarter to be less than the sum of (a) $100,000,000, plus (b) 50% of the cumulative amount of Adjusted Consolidated Net Income for each fiscal quarter (other than any fiscal quarter for which Adjusted Consolidated Net Income is not a positive amount) ending after the Effective Date and on or prior to the date of determination.

          SECTION 6.16.  Purchase and Sale of Vehicles; Vehicle Subsidiary.
                         -------------------------------------------------
(a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary (other than the Vehicle Subsidiary) to, own, purchase, acquire or hold title to, any Vehicle.

          (b) The Vehicle Subsidiary will not engage in any business or activity other than acquiring, owning and disposing of Vehicles used in the business of the Borrower and its Subsidiaries, and activities incidental thereto. The Vehicle Subsidiary will not own or acquire any assets (other than Vehicles) or incur any liabilities (other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities). The Vehicle Subsidiary will not have any Subsidiaries or other investments. The Borrower will not make or permit any investments in the Vehicle Subsidiary, other than contributions of equity capital by the Borrower to the extent necessary to permit the Vehicle Subsidiary to acquire Vehicles and to satisfy its permitted liabilities as and when done.



                                  ARTICLE VII

                               Events of Default
                               -----------------

               If any of the following events ("Events of Default") shall occur:
                                                -----------------

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

               (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in
          Article VI;

               (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

               (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness
          --------
          that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any

          Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor (and such action is not effectively stayed) to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 for all periods;

               (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

               (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The provisions of this Article applicable to the Administrative Agent also shall apply to the Collateral Agent, mutatis mutandis.
                                          ------- --------


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to Holdings or the Borrower, to Advance Stores Company, Incorporated at 5673 Airport Road, Roanoke, Virginia 24012, Attention of Chief Financial Officer (Telecopy No. (540) 561-1699);

               with a copy to:

               Freeman Spogli & Co. Incorporated, 599 Lexington Avenue, 18th Floor, New York, New York 10022, Attention of Mark J. Doran, (Telecopy No. (212) 758-7499;

               (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Beldon (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, 5th Floor, New York 10017, Attention of Neil Boylan (Telecopy No. (212) 972-0009);

               (c) if to the Issuing Bank, to The Chase Manhattan Bank at 55 Water Street, 17th Floor, Room 1708, New York, New York 10041, Attention of Standby LC Department (Telecopy No. (212) 363-5656);

               (d) if to the Swingline Lender, to The Chase Manhattan Bank at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Beldon (Telecopy No. (212) 552-5658); and

               (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the
                         -------------------
Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i)
                                     --------
increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) except in strict accordance with the express provisions thereof, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any of the provisions of the definitions of "Borrowing Base" or "Eligible Inventory" in a manner that by their terms adversely affect in any material respect the interests of the Lenders, without the written consent of at least 66 2/3% of the Lenders affected thereby, (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class (in addition to any other consent required under this paragraph) or (x) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall amend, modify
                 -------- -------
or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not any other Lenders), the Tranche B Lenders (but not any other Lenders), the Delayed Draw I Lenders (but not any other Lenders) or the Delayed Draw II Lenders (but not any other Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower
                         ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
                                                                ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of its Subsidiaries, except that this clause (iii) shall not apply to Environmental Liabilities related to a Mortgaged Property that are attributable solely to acts or events occurring after completion of foreclosure proceedings with respect to such Mortgaged Property and surrender of possession thereof by the Borrower and its Subsidiaries to or as directed by the Collateral Agent or the purchasers at any such foreclosure sale, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

Commitment and the Loans at the time owing to it); provided that (i) except in
                                                   --------
the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          -------- -------
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the

Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may
                                 --------
provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         --------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the

Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the parties hereto referred to in paragraph (a) of Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a)  This Agreement shall be construed in accordance with and
-------
governed by the law of the State of New York.

          (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

          (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                         --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the  Administrative Agent,
                         ---------------
the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below) in accordance with their customary procedures, except that Information may be disclosed (a) to its and its Affiliates' and Approved Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower or (i) to any direct or indirect contractual counterparty with a Lender or its affiliates in a swap agreement or such counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12). For the purposes of this Section, "Information" means all information received from
                           -----------
Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received
                          --------
from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything
                         ------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14.  Effect of Amendment and Restatement.  Upon the
                         -----------------------------------
effectiveness of the amendment and restatement of the Original Credit Agreement in the form hereof pursuant to Section 4.01:

          (a) the Original Credit Agreement (including all Exhibits and Schedules thereto) will be amended and restated in its entirety as set forth herein; and

          (b) all Loans outstanding under the Original Credit Agreement as of the Amendment Effective Date shall continue to remain outstanding hereunder, without affecting the Interest Period of any outstanding Borrowing;

provided that the amendment and restatement of the Original Credit Agreement in
--------
the form hereof shall not affect the Borrower's obligations accrued in respect of any principal, interest, fees or other amounts under the Original Credit Agreement, discharge or release the Lien under any Security Document, constitute a novation of the obligations and liabilities existing under the Original Credit Agreement, or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. Unless and until the Amendment Effective Date occurs as provided herein, the Original Credit Agreement shall remain in effect and shall not be affected by this Agreement; provided, however,
                                                              --------  -------
that the amendment to Section 2.12(a) pursuant to this amendment and restatement shall become effective as set forth in Section 4.01.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              ADVANCE HOLDING CORPORATION,

                                 by /s/J. O'Neil Leftwich
                                    -------------------------------------
                                    Name: J. O'Neil Leftwich
                                    Title: SVP, CFO,
                                    Secretary/Treasurer



                              ADVANCE STORES COMPANY, INCORPORATED,

                                 by /s/J. O'Neil Leftwich
                                    -------------------------------------
                                    Name: J. O'Neil Leftwich

                                    Title: SVP, CFO,
                                    Secretary/Treasurer


                              THE CHASE MANHATTAN BANK,
                              individually and as
                              administrative Agent,

                                 by /s/ Deborah Davey
                                    -------------------------------------
                                    Name: Deborah Davey
                                    Title: Vice President

                              DLJ CAPITAL FUNDING, INC.,

                                 by /s/ Harold J. Philips
                                    -------------------------------------
                                    Name:  Harold J. Philips
                                    Title: Managing Director


                              FIRST UNION NATIONAL BANK,

                                 by /s/ Mark B. Felker
                                    -------------------------------------
                                    Name:  Mark B. Felker
                                    Title:Sr. Vice President